UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2005

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive Houston, Texas	77079-4141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

GlobalSantaFe Corporation (the “Company”) announced on June 24, 2005 the repurchase of $599.2 million aggregate principal amount at maturity of the Zero Coupon Convertible Debentures Due June 23, 2020 issued by Global Marine Inc., an indirect wholly owned subsidiary of the Company. After the repurchase, $800,000 in aggregate principal amount at maturity of debentures remain outstanding.

The Company and Global Marine have filed a final amendment to their Tender Offer Statement on Schedule TO/A with the Securities and Exchange Commission to report the results of the repurchase offer by Global Marine. The repurchase offer expired at 5:00 pm New York City Time, on June 23, 2005, as more fully described in the Schedule TO/A. The Company’s press release dated June 24, 2005, concerning the foregoing, is filed as Exhibit 99.1 to this report, and incorporated herein by reference.

Item 9. 01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release by GlobalSantaFe Corporation dated June 24, 2005, relating to the Company’s announcement of the results of Global Marine’s offer to repurchase the Zero Coupon Convertible Debentures Due June 23, 2020 issued by Global Marine, referred to in Item 8.01 above, and incorporated by reference to Exhibit (a)(5)(B) of Amendment No. 2 to the Schedule TO/A filed by the Company and Global Marine with the Securities and Exchange Commission on June 24, 2005.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

By:	/s/ Anil B. Shah
Name:	Anil B. Shah
Title:	Vice President and Treasurer

Date: June 24, 2005

EXHIBIT INDEX

No.	Description
99.1	Press release by GlobalSantaFe Corporation dated June 24, 2005, relating to the Company’s announcement of the results of Global Marine’s offer to repurchase the Zero Coupon Convertible Debentures Due June 23, 2020 issued by Global Marine, referred to in Item 8.01 above, and incorporated by reference to Exhibit (a)(5)(B) of Amendment No. 2 to the Schedule TO/A filed by the Company and Global Marine with the Securities and Exchange Commission on June 24, 2005.